Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Todd Nelson, Vice President – Finance

217-788-5738

HORACE MANN REPORTS RESULTS

FOR FOURTH QUARTER

SPRINGFIELD, Ill., February 7, 2011 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $15.2 million (36 cents per share) and $80.9 million ($1.97 per share) for the three and twelve months ended December 31, 2010, compared to $22.2 million (54 cents per share) and $73.5 million ($1.81 per share) for the same periods in 2009. Included in net income were net realized losses on securities of $1.5 million ($0.9 million after tax, or 3 cents per share) for the fourth quarter of 2010 and realized gains of $23.8 million ($15.4 million after tax, or 37 cents per share) for the full year. In the same periods in 2009, net income included net realized investment gains of $4.6 million ($3.2 million after tax, or 7 cents per share) and $26.3 million ($17.2 million after tax, or 42 cents per share), respectively. All per-share amounts are stated on a diluted basis.

“Horace Mann’s increased net unrealized investment gain position compared to a year ago, coupled with strong underlying operating results in our auto, annuity and life lines of business in 2010, resulted in a year-end reported book value per share of $22.19, an increase of 21 percent over the last twelve months,” said Peter H. Heckman, President and Chief Executive Officer. “Net income before realized investment gains and losses was 39 cents per share for the fourth quarter, an 8 cent decrease compared to a year ago, as unfavorable results in the property line more than offset improved earnings in auto and annuity,” continued Heckman. “Primarily due to a significant level of catastrophe losses, as well as an increase in Florida sinkhole claims, our property and casualty earnings decreased compared to the fourth quarter of the prior year. The accident year combined ratio excluding catastrophes was 99.7 percent in the current quarter, which was 2.6 percentage points higher than the same period last year and reflected increases in both the property and auto lines. Our overall results reflected the benefits of Horace Mann’s multiline business model, as net income from our combined annuity and life segments increased notably in the fourth quarter compared to prior year.” As previously disclosed, the company’s fourth quarter 2010 expenses included approximately $1.8 million pretax, or 3 cents per share, related to the accelerated accrual of certain pension benefits, incentive compensation and other stock-based awards earned by the previous CEO who retired in the quarter.

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“As mentioned earlier, Horace Mann delivered strong underlying operating results for the full year. Net income before realized investment gains and losses of $1.60 per share increased 15 percent compared to 2009,” said Heckman. “As we expected, earnings from our annuity and life segments reflected significant improvement as they benefitted from increases in interest margins. The property and casualty segment combined ratio of 100.9 percent increased only 1.4 percentage points compared to the prior year, as favorable auto results partially offset the impact of notably higher property catastrophe and sinkhole losses. For the full year, the 95.8 percent accident year combined ratio excluding catastrophes was comparable to 2009.”

“Looking forward to 2011, we estimate full-year net income before realized investment gains and losses of between $1.75 and $1.95 per share,” Heckman said. “This projection builds on our solid results in 2010 and anticipates an improvement of approximately 3 points in our property and casualty combined ratio driven by the property line, with catastrophe losses returning to historical levels and a significant reduction in Florida sinkhole losses, partially offset by a reduced amount of favorable development of prior years’ auto reserves. We expect that our combined annuity and life earnings will be comparable to the strong levels delivered in 2010, including the assumption of an 8 to 10 percent increase in the S&P 500 Index.”

Segment Earnings

The property and casualty segment recorded net income of $6.0 million for the quarter, a decrease of $4.2 million compared to the same period in 2009. Pretax catastrophe costs in the current quarter of $8.7 million increased $7.5 million compared to the minimal $1.2 million incurred in the fourth quarter of 2009. The fourth quarter 2010 property and casualty combined ratio was 101.7 percent, including 6.3 percentage points due to catastrophe costs, compared to 95.6 percent, including 0.9 percentage points due to catastrophe costs, in the prior year period. Favorable prior years’ reserve development totaling $5.9 million was recorded in the fourth quarter, which represented 4.2 percentage points on the combined ratio, compared to $3.4 million, or 2.4 percentage points on the combined ratio, recorded in the fourth quarter of 2009. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter and for the full year of $5.2 million and $20.1 million, respectively, exceeded the $4.2 million and $12.0 million incurred in the three and twelve months ended December 31, 2009. The higher level of sinkhole losses increased the 2010 property loss ratio approximately 2 percentage points for the quarter and 4 percentage points for the full year, compared to 2009. For the total property and casualty segment, the higher sinkhole losses increased the combined ratio approximately 1 percentage point for both the quarter and full year. “Throughout 2010, the elevated level of catastrophe and sinkhole losses was a challenge to our property and casualty earnings. One of the key initiatives to address this — our Florida risk mitigation plan, which

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is primarily focused on non-renewals — remains ahead of schedule,” said Heckman. For the full year, the property and casualty combined ratio was 100.9 percent for 2010, compared to 99.5 percent for the prior year, and net income was $27.0 million, compared to $30.0 million for full year 2009.

Annuity segment net income was $8.9 million and $31.6 million for the three and twelve months ended December 31, 2010, increasing $2.5 million and $10.4 million, respectively, compared to the same periods in 2009. The current quarter included a reduction in amortization as a result of the evaluation of deferred policy acquisition costs of $3.3 million compared to a reduction of $0.5 million due to the evaluation in the prior year. The interest margin earned on fixed annuity assets increased 6 percent and 24 percent compared to the three and twelve months ended December 31, 2009, with full year net interest spreads of 1.96 percent for the current year improving 27 basis points compared to 2009. Charges and fees earned in the quarter, primarily on variable annuity contracts, increased slightly compared to prior year. Total annuity net fund flows continued to be positive in the current period, as they were throughout 2008 and 2009, with total accumulated account values increasing 11 percent compared to year-end 2009. Total cash value persistency of 94 percent was comparable to a year earlier.

Life segment net income of $4.5 million for the fourth quarter decreased $1.0 million compared to the same period in 2009, primarily due to higher mortality costs in the current period. For the full year, net income of $20.2 million increased $1.8 million compared to 2009, as growth in investment income more than offset higher mortality costs. Life persistency remained strong at 95 percent.

Segment Revenues

Compared to 2009, the company’s total premiums written and contract deposits increased 9 percent and 5 percent for the quarter and full year, respectively, driven by the increase in annuity deposit receipts.

Total property and casualty premiums written decreased 1 percent compared to the fourth quarter of 2009 and increased 1 percent for the full year. Each of these changes included increases in average property and auto premiums per policy, as well as reductions in policies in force.

Building on the growth from the last quarter, annuity deposits received increased 31 percent compared to the fourth quarter of 2009, reflecting single deposit and rollover receipts that more than doubled compared to the prior year and scheduled, flexible premium annuity deposit receipts that decreased 8 percent compared to a year ago. For the full year, total annuity deposit receipts increased 13 percent compared to 2009, also driven by growth in single deposit and rollover receipts which more than offset the 1 percent decrease in flexible

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annuity deposit receipts. Life segment insurance premiums and contract deposits decreased approximately 1 percent compared to both the three and twelve months of the prior year.

Sales and Distribution

For the three and twelve months ended December 31, 2010, total new auto sales units decreased 14 percent and 8 percent, respectively, compared to the same periods in 2009, primarily reflecting decreases in true new auto sales of 21 percent and 10 percent, respectively. Driven by increases in single premium and rollover deposits, total annuity sales increased 65 percent in the fourth quarter and 15 percent for the full year, which was on top of the 31 percent growth in the twelve months ended December 31, 2009. Total new life production decreased 4 percent and 8 percent compared to the prior year quarter and full year, primarily due to decreases in sales of third-party vendor products.

At December 31, 2010, there was a combined total of 741 Exclusive Agencies and Employee Agents, compared to 716 at December 31, 2009 and 670 at December 31, 2008. “The size of our distribution force increased again during the quarter, resulting in a second consecutive year of growth in the total number of agencies and agents,” said Heckman. “The transformation of our agency force is also continuing, with approximately 80 percent of the agencies operating in our Agency Business Model — with an outside office and one or more licensed producers — and over 60 percent operating under our Exclusive Agent agreement at December 31, 2010.”

Investment Gains and Losses

In the fourth quarter of 2010, pretax net realized investment losses were $1.5 million. The company realized $14.7 million of gross gains on sales of securities during the quarter, more than offset by $15.2 million of realized losses on security disposals, primarily related to commercial mortgage-backed securities risk reduction actions, and $1.0 million of credit-related impairment write-downs on securities.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $185.6 million at December 31, 2010 improved significantly compared to the net unrealized gains of $36.1 million at December 31, 2009 but moderated compared to the September 30, 2010 level, primarily reflecting the increase in interest rates during the fourth quarter.

Horace Mann -- the largest national multiline insurance company focusing on educators’ financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

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Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
DIGEST OF EARNINGS

Net income	$15.2	$22.2	-31.5%	$80.9	$73.5	10.1%

Net income per share:
Basic	$0.38	$0.57	-33.3%	$2.05	$1.88	9.0%
Diluted	$0.36	$0.54	-33.3%	$1.97	$1.81	8.8%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.5	39.2	0.8%	39.3	39.2	0.3%
Diluted	41.3	40.6	1.7%	41.0	40.5	1.2%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$269.2	$246.0	9.4%	$1,052.0	$1,003.7	4.8%

Return on equity (A)				9.6%	12.7%	N.M.

Property & Casualty GAAP combined ratio	101.7%	95.6%	N.M.	100.9%	99.5%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	6.3%	0.9%	N.M.	8.8%	6.1%	N.M.

Exclusive agencies (B)				457	250	82.8%
Employee agents (C)				284	466	-39.1%
Total				741	716	3.5%

Additional Per Share Information

Dividends paid	$0.11	$0.08	37.5%	$0.35	$0.2375	47.4%

Book value (D)				$22.19	$18.36	20.9%

Financial Position

Total assets				$7,005.5	$6,343.1	10.4%
Short-term debt				38.0	38.0	-
Long-term debt				199.7	199.6	0.1%
Total shareholders’ equity				880.0	719.5	22.3%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(C)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $19.42 at December 31, 2010 and $17.79 at December 31, 2009. Ending shares outstanding were 39,655,952 at December 31, 2010 and 39,184,721 at December 31, 2009.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$169.9	$167.8	1.3%	$672.7	$659.6	2.0%
Net investment income	68.8	65.4	5.2%	272.1	246.8	10.3%
Net realized investment gains (losses)	(1.5)	4.6	N.M.	23.8	26.3	-9.5%
Other income (expense) (A)	0.9	(1.9)	N.M.	6.2	4.7	31.9%

Total revenues	238.1	235.9	0.9%	974.8	937.4	4.0%

Benefits, claims and settlement expenses	118.6	110.1	7.7%	474.8	458.7	3.5%
Interest credited	37.8	35.9	5.3%	146.7	139.4	5.2%
Policy acquisition expenses amortized	19.0	20.2	-5.9%	85.1	80.4	5.8%
Operating expenses	38.7	35.6	8.7%	142.9	141.2	1.2%
Amortization of intangible assets	-	-	-	-	0.2	-100.0%
Interest expense	3.6	3.5	2.9%	14.0	14.0	-

Total benefits, losses and expenses	217.7	205.3	6.0%	863.5	833.9	3.5%

Income before income taxes	20.4	30.6	-33.3%	111.3	103.5	7.5%
Income tax expense	5.2	8.4	-38.1%	30.4	30.0	1.3%

Net income	$15.2	$22.2	-31.5%	$80.9	$73.5	10.1%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$134.2	$136.0	-1.3%	$553.2	$550.2	0.5%
Involuntary and other property & casualty	0.8	0.8	-	3.9	3.3	18.2%
Total Property & Casualty	135.0	136.8	-1.3%	557.1	553.5	0.7%

Annuity deposits	106.8	81.7	30.7%	395.5	349.8	13.1%

Life	27.4	27.5	-0.4%	99.4	100.4	-1.0%

Total	$269.2	$246.0	9.4%	$1,052.0	$1,003.7	4.8%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$6.0	$10.2	-41.2%	$27.0	$30.0	-10.0%

Annuity	8.9	6.4	39.1%	31.6	21.2	49.1%

Life	4.5	5.5	-18.2%	20.2	18.4	9.8%

Corporate and other (B)	(4.2)	0.1	N.M.	2.1	3.9	-46.2%

Net income	15.2	22.2	-31.5%	80.9	73.5	10.1%

Catastrophe costs, after tax, included above (C)	(5.7)	(0.8)	N.M.	(32.0)	(21.5)	48.8%

N.M. - Not meaningful.

(A)	The three and twelve months ended December 31, 2009 included a charge of $3.8 million to write off the company’s equity interest in the accumulated surplus of the North Carolina Coastal Property Insurance Pool as a result of legislation in that state.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
PROPERTY & CASUALTY

Premiums written	$135.0	$136.8	-1.3%	$557.1	$553.5	0.7%
Premiums earned	140.0	138.9	0.8%	555.8	547.3	1.6%
Net investment income	9.4	8.8	6.8%	36.5	34.4	6.1%
Other income (expense) (A)	(0.1)	(3.6)	-97.2%	0.3	(1.3)	N.M.
Losses and loss adjustment expenses (LAE)	104.3	97.9	6.5%	418.2	407.1	2.7%
Operating expenses (includes policy acquisition expenses amortized)	37.9	34.8	8.9%	143.1	137.6	4.0%
Income before tax	7.1	11.4	-37.7%	31.3	35.7	-12.3%
Net income	6.0	10.2	-41.2%	27.0	30.0	-10.0%

Net investment income, after tax	7.9	7.7	2.6%	31.2	29.5	5.8%

Catastrophe costs, after tax (B)	5.7	0.8	N.M.	32.0	21.5	48.8%
Catastrophe losses and LAE, before tax	8.7	1.2	N.M.	49.2	33.1	48.6%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	74.6%	70.5%	N.M.	75.2%	74.4%	N.M.
Expense ratio	27.1%	25.1%	N.M.	25.7%	25.1%	N.M.
Combined ratio	101.7%	95.6%	N.M.	100.9%	99.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs	6.3%	0.9%	N.M.	8.8%	6.1%	N.M.
Write-off software development costs (operating expense)	-	-	N.M.	0.4%	-	N.M.
Claims office consolidation costs (all in LAE)	-	0.1%	N.M.	-	0.7%	N.M.

Automobile and property detail:
Premiums written (voluntary) (C)	$134.2	$136.0	-1.3%	$553.2	$550.2	0.5%
Automobile	92.9	93.2	-0.3%	372.8	372.5	0.1%
Property	41.3	42.8	-3.5%	180.4	177.7	1.5%

Premiums earned (voluntary) (C)	138.1	137.3	0.6%	551.8	544.1	1.4%
Automobile	93.1	93.0	0.1%	372.2	369.8	0.6%
Property	45.0	44.3	1.6%	179.6	174.3	3.0%

Policies in force (voluntary) (in thousands)				760	790	-3.8%
Automobile				508	528	-3.8%
Property				252	262	-3.8%

Policy renewal rate (voluntary)
Automobile (6 months)				90.5%	91.3%	N.M.
Property (12 months)				86.7%	88.8%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	73.4%	76.6%	N.M.	68.5%	72.4%	N.M.
Expense ratio	26.4%	24.4%	N.M.	25.2%	25.1%	N.M.
Combined ratio	99.8%	101.0%	N.M.	93.7%	97.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs	0.7%	0.2%	N.M.	1.0%	0.8%	N.M.
Claims office consolidation costs (all in LAE)	-	0.1%	N.M.	-	0.8%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	76.8%	57.6%	N.M.	89.0%	78.6%	N.M.
Expense ratio	29.0%	25.8%	N.M.	27.1%	24.9%	N.M.
Combined ratio	105.8%	83.4%	N.M.	116.1%	103.5%	N.M.

Effect on the combined ratio of:
Catastrophe costs	17.6%	2.4%	N.M.	25.4%	17.6%	N.M.
Write-off software development costs (operating expense)	-	-	N.M.	1.3%	-	N.M.
Claims office consolidation costs (all in LAE)	-	0.1%	N.M.	-	0.4%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$5.7	$2.5	128.0%	$16.4	$9.2	78.3%
Total property	0.2	0.9	-77.8%	4.1	1.8	127.8%
Other property and casualty	-	-	-	-	0.7	-100.0%

Total	5.9	3.4	73.5%	20.5	11.7	75.2%

N.M. - Not meaningful.

(A)	The three and twelve months ended December 31, 2009 included a charge of $3.8 million to write off the company’s equity interest in the accumulated surplus of the North Carolina Coastal Property Insurance Pool as a result of legislation in that state.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
ANNUITY

Contract deposits	$106.8	$81.7	30.7%	$395.5	$349.8	13.1%
Variable	28.4	29.7	-4.4%	110.2	112.2	-1.8%
Fixed	78.4	52.0	50.8%	285.3	237.6	20.1%
Contract charges earned	4.4	4.3	2.3%	17.4	14.5	20.0%
Net investment income	42.7	40.1	6.5%	167.9	149.7	12.2%
Net interest margin (without realized investment gains and losses)	15.1	14.2	6.3%	61.6	49.7	23.9%
Other income	0.3	0.9	-66.7%	3.2	3.1	3.2%
Mortality loss and other reserve changes	(0.1)	(0.2)	-50.0%	(1.3)	0.5	N.M.
Operating expenses (includes policy acquisition expenses amortized)	6.8	8.8	-22.7%	36.3	35.5	2.3%
Income before tax	12.9	10.4	24.0%	44.6	32.3	38.1%
Net income	8.9	6.4	39.1%	31.6	21.2	49.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$3.3	$0.5	N.M.	$2.4	$1.3	84.6%
Guaranteed minimum death benefit reserve	0.2	0.1	100.0%	0.2	0.8	-75.0%
Annuity contracts in force (in thousands)				180	178	1.1%
Accumulated value on deposit				$4,106.1	$3,713.6	10.6%
Variable				1,375.7	1,226.4	12.2%
Fixed				2,730.4	2,487.2	9.8%
Annuity accumulated value retention - 12 months
Variable accumulations				92.6%	93.4%	N.M.
Fixed accumulations				94.4%	94.4%	N.M.

LIFE

Premiums and contract deposits	$27.4	$27.5	-0.4%	$99.4	$100.4	-1.0%
Premiums and contract charges earned	25.5	24.6	3.7%	99.5	97.8	1.7%
Net investment income	16.9	16.8	0.6%	68.7	63.8	7.7%
Income before tax	6.5	8.7	-25.3%	31.1	28.9	7.6%
Net income	4.5	5.5	-18.2%	20.2	18.4	9.8%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$(0.7)	-85.7%	$(0.5)	$(0.9)	-44.4%

Life policies in force (in thousands)				208	213	-2.3%
Life insurance in force				$13,940	$13,761	1.3%
Lapse ratio - 12 months
(Ordinary life insurance)				4.8%	5.4%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains (losses)	$(1.5)	$4.6	N.M.	$23.8	$26.3	-9.5%
Interest expense	(3.6)	(3.5)	2.9%	(14.0)	(14.0)	-
Other operating expenses, net investment income and other income	(1.0)	(1.0)	-	(5.5)	(5.7)	-3.5%
Income (loss) before tax	(6.1)	0.1	N.M.	4.3	6.6	-34.8%
Net income (loss)	(4.2)	0.1	N.M.	2.1	3.9	-46.2%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.

The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2010, $3,756.8; 2009, $3,341.1)				$3,929.4	$3,358.9	17.0%
Equity securities, at fair value (cost 2010, $6.5; 2009, $43.2)				7.3	40.6	-82.0%
Short-term investments				166.5	252.6	-34.1%
Short-term investments, securities lending collateral				-	-	-
Policy loans and other				122.1	116.0	5.3%

Total Annuity and Life investments				4,225.3	3,768.1	12.1%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2010, $776.4; 2009, $720.9)				786.1	741.0	6.1%
Equity securities, at fair value (cost 2010, $14.3; 2009, $18.3)				16.8	19.1	-12.0%
Short-term investments				22.6	25.4	-11.0%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				825.5	785.5	5.1%

Corporate investments				22.8	21.0	8.6%

Total investments				5,073.6	4,574.6	10.9%

Net investment income
Before tax	$68.8	$65.4	5.2%	$272.1	$246.8	10.3%
After tax	46.5	44.4	4.7%	184.3	167.5	10.0%

Net realized investment gains (losses) by investment portfolio included in the Corporate and Other segment income (loss)
Property & Casualty	$1.6	$-	N.M.	$6.5	$(2.5)	N.M.
Annuity	(4.7)	5.7	N.M.	11.1	22.0	-49.5%
Life	1.6	(1.1)	N.M.	6.0	6.8	-11.8%
Corporate and Other	-	-	-	0.2	-	N.M.

Total, before tax	(1.5)	4.6	N.M.	23.8	26.3	-9.5%
Total, after tax	(0.9)	3.2	N.M.	15.4	17.2	-10.5%
Per share, diluted	$(0.03)	$0.07	N.M.	$0.37	$0.42	-11.9%

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	December 31, 2010		September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$497.5	$(15.2)	$27.0	$11.4	$(10.0)	$(13.8)
Municipal bonds	1,088.7	8.4	72.7	46.5	28.9	22.8
Corporate bonds
Financial institutions	339.0	18.3	26.9	14.0	14.1	8.1
Other	1,382.5	116.5	168.6	127.6	88.7	73.0
High yield	194.6	5.7	6.1	(2.4)	(1.8)	(5.9)
Foreign government bonds	45.5	2.6	4.1	1.4	2.8	2.0
Mortgage-backed securities
Prime agency	468.0	25.1	37.2	35.1	17.6	18.3
Prime other	15.8	1.0	1.1	0.6	0.3	0.4
Sub-prime, Alt-A	0.2	-	-	(0.1)	(0.1)	(0.1)
Commercial mortgage-backed securities	282.0	(0.6)	(11.2)	(23.9)	(51.5)	(67.5)
Asset-backed securities
Sub-prime, Alt-A	0.1	-	-	-	-	-
Collateralized debt obligations, collateralized loan obligations	33.6	1.1	1.0	(1.6)	(1.9)	(4.1)
Other	351.4	17.6	20.8	15.0	12.0	8.2
Preferred stocks
Financial institutions	9.2	1.9	0.5	(3.4)	(1.3)	(6.4)
Other	31.1	2.8	4.7	1.6	2.8	0.3

Total fixed income securities	4,739.2	185.2	359.5	221.8	100.6	35.3
Common stocks	0.4	0.4	1.0	1.0	1.1	0.8
Derivatives	-	-	-	-	-	-

Total fixed maturity and equity security investments	$4,739.6	$185.6	$360.5	$222.8	$101.7	$36.1